UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2023

EVENTIKO INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	95-1535709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54/27 Nawamin Rd, Nuanchan, Bueng Kum

Bankok

Thailand 10230

eventikoinc@gmail.com

(Address and telephone number of principal executive offices)

Registrant’s telephone number, including area code: (702) 605-4808

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.06 Change in Shell Company Status.

Eventiko Inc. (the “Company”, “we”, “us” “our”) is focused on operating an event organizing business through https://eventikoinc.com/ (the “Website”) principally in Thailand and Cambodia.

Eventiko Inc. entered into Website Development Agreement for the development of ready website on November 01, 2022. The Website was developed on December 01, 2022. The Website advertises all company services for individuals or companies interested in organizing different kind of events. By the help of our website we began taking orders from the customers and generating the Companies first revenues. The Company has organized the events for five clients already and have several more in the pipeline. Additionally we have entered into Event Cooperation Agreement with Gold-FX Investment. CO, LTD where Eventiko Inc. would provide event organizational and promotion services to the Client. Our marketing and sales activities are very active. Based on the forgoing information, we believe that we are no longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Services

Our current services will focus on birthday parties, corporate events, fashion events, parties, exhibitions, festivals and ceremonies in Thailand and Cambodia depend on client’s requires. We will plan and manage the events as per the budget, established date, site and event type (like corporate events, fashion shows, ceremonies, parties, etc.). Firstly we will discuss all the details with our potential customers. After that we will make researches according to client’s needs and budget. Then will provide the variants depending on the most important aspects in organizing of events.

Strategy

Our strategy is to target the small to medium-sized companies as well as the individuals that are interested in organizing different kinds of event.

Competitive Conditions

Most of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to adopt more aggressive pricing policies that could hinder our ability to market our services. We believe that our key competitive advantages are our ability to deliver reliable, high quality services in a cost-effective manner. We cannot provide assurances, however, that these advantages will enable us to succeed against comparable service offerings from our competitors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eventiko Inc.

/s/Miklos Pal Auer

Miklos Pal Auer,

President, Treasurer, Secretary and Director

February 22, 2023